As filed with the Securities and Exchange Commission on December 22, 1999.
                                             Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     INDEPENDENT COMMUNITY BANKSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Virginia                              54-1696103
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)

       111 W. Washington Street                         20117
         Middleburg, Virginia                         (Zip Code)
(Address of Principal Executive Offices)

                     INDEPENDENT COMMUNITY BANKSHARES, INC.
                             1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                Joseph L. Boling
                      Chairman and Chief Executive Officer
                     Independent Community Bankshares, Inc.
                            111 W. Washington Street
                           Middleburg, Virginia 20117
                     (Name and Address of Agent For Service)

                                 (703) 777-6327
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a copy to:
                         Wayne A. Whitham, Jr., Esquire
                        Williams, Mullen, Clark & Dobbins
                                  P.O. Box 1320
                          Richmond, Virginia 23218-1320
                                 (804) 643-1991

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================

                                                              Proposed Maximum    Proposed Maximum       Amount of
                                             Amount to Be      Offering Price        Aggregate          Registration
 Title of Securities to Be Registered       Registered (1)     Per Share (2)     Offering Price (2)       Fee (2)
------------------------------------------------------------------------------------------------------------------------
Common Stock,  par value $5.00 per share    190,000 shares        $ 24.75           $ 4,702,500           $ 1,242

========================================================================================================================

(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(2) Pursuant to Rule 457(c), the registration fee is based on the average of the bid ($23.50) and asked ($26.00) price of one share of Common Stock as of December 21, 1999.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (the "Form 10-KSB");

         (2) the portions of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on April 21, 1999 that have been incorporated by reference into the Form 10-KSB;

         (3) the Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

         (4) the description of the Registrant's Common Stock, par value $5.00 per share, contained in the Registrant's Registration Statement on Form 8-A, filed on April 30, 1998.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.           Description of Capital Stock.

         Not applicable.


Item 5.           Interests of Named Experts And Counsel.

         None.

Item 6.           Indemnification of Directors and Officers.

         The Virginia Stock  Corporation Act, Title 13.1 of the Code of Virginia
(1950), as amended (the "Virginia Act"), permits a corporation to indemnify its officers and directors for reasonable expenses incurred in connection with legal actions if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. The Virginia Act also permits a corporation to provide further indemnity, except an indemnity against willful misconduct or a knowing violation of the criminal law.

         Article III of the Registrant's Articles of Incorporation provides for the elimination of certain personal liability of directors and executive officers of the Registrant to the Registrant and its shareholders for monetary damages in excess of one dollar arising by reason of the fact that such person is or was serving in such capacity. In addition, Article III provides for the indemnification of persons who are or were directors, officers, employees or agents of the Registrant, or who are or were serving at the request of the Registrant in a similar capacity with another enterprise or entity to the fullest extent authorized by the Virginia Act. Article III also authorizes the Registrant to purchase insurance for itself and indemnifiable persons against any expense, liability or loss whether or not the Registrant would have the power to indemnify such expense, liability or loss under the Virginia Act.


Item 7.           Exemption From Registration Claimed.

         Not applicable.


Item 8.           Exhibits.

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1 Articles of Incorporation of Independent Community Bankshares, Inc. (restated in electronic format), attached as Exhibit 3.1 to the Registration Statement on Form S-4, Registration No. 333-24523, filed with the Commission on April 4, 1997 (the "Form S-4"), incorporated herein by reference.

         4.2      Bylaws of Independent Community Bankshares,  Inc., attached as
                  Exhibit 3.2 to the Form S-4, incorporated herein by reference.

         4.3 Independent Community Bankshares, Inc. 1997 Stock Option Plan (as amended).

         5        Opinion of Williams, Mullen, Clark & Dobbins.

         23.1     Consent of  Williams,  Mullen,  Clark & Dobbins  (included  in
                  Exhibit 5).

         23.2     Consent of Yount, Hyde & Barbour, P.C.

         24       Powers of Attorney (included on signature page).


Item 9.           Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraph (1)(i) and (1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Loudoun County, Commonwealth of Virginia, on this 15th day of December, 1999.

                                        INDEPENDENT COMMUNITY BANKSHARES, INC.


                                        By: /s/ Joseph L. Boling
                                            ------------------------------------
                                            Joseph L. Boling
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Joseph L. Boling as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                      Title                                 Date
                 ---------                                      -----                                 ----


           /s/ Joseph L. Boling                       Chairman, Chief Executive                 December 15, 1999
-----------------------------------------               Officer and Director
              Joseph L. Boling                      (Principal Executive Officer)


           /s/ Alice P. Frazier                         Chief Financial Officer                 December 15, 1999
-----------------------------------------         (Principal Financial Officer and
              Alice P. Frazier                       Principal Accounting Officer)


           /s/ Howard M. Armfield                              Director                         December 15, 1999
-----------------------------------------
             Howard M. Armfield



                 Signature                                      Title                                 Date
                 ---------                                      -----                                 ----


          /s/ Childs Frick Burden                              Director                         December 15, 1999
-----------------------------------------
            Childs Frick Burden


            /s/ J. Lynn Cornwell                               Director                         December 15, 1999
-----------------------------------------
             J. Lynn Cornwell


           /s/ William F. Curtis                               Director                         December 15, 1999
-----------------------------------------
             William F. Curtis


           /s/ F. E. Deacon, III                               Director                         December 15, 1999
-----------------------------------------
             F. E. Deacon, III


           /s/ Robert C. Gilkison                              Director                         December 15, 1999
-----------------------------------------
            Robert C. Gilkison


          /s/ C. Oliver Iselin, III                            Director                         December 15, 1999
-----------------------------------------
           C. Oliver Iselin, III


           /s/ William S. Leach                                Director                         December 15, 1999
-----------------------------------------
             William S. Leach


             /s/ Thomas W. Nalls                               Director                         December 15, 1999
-----------------------------------------
              Thomas W. Nalls


             /s/ John C. Palmer                                Director                         December 15, 1999
-----------------------------------------
               John C. Palmer


              /s/ John Sherman                                 Director                         December 15, 1999
-----------------------------------------
                John Sherman


           /s/ Millicent W. West                               Director                         December 15, 1999
-----------------------------------------
             Millicent W. West



                 Signature                                      Title                                 Date
                 ---------                                      -----                                 ----


            /s/ Edward T. Wright                               Director                         December 15, 1999
-----------------------------------------
              Edward T. Wright


                                  EXHIBIT INDEX
                                  -------------



Exhibit No.                        Description

4.1 Articles of Incorporation of Independent Community Bankshares, Inc. (restated in electronic format), attached as Exhibit 3.1 to the Registration Statement on Form S-4, Registration No. 333-24523, filed with the Commission on April 4, 1997 (the "Form S-4"), incorporated herein by reference.

4.2               Bylaws of Independent Community Bankshares,  Inc., attached as
                  Exhibit 3.2 to the Form S-4, incorporated herein by reference.

4.3               Independent Community Bankshares,  Inc. 1997 Stock Option Plan
                  (as amended).

5                 Opinion of Williams, Mullen, Clark & Dobbins.

23.1              Consent of  Williams,  Mullen,  Clark & Dobbins  (included  in
                  Exhibit 5).

23.2              Consent of Yount, Hyde & Barbour, P.C.

24                Powers of Attorney (included on signature page).